Exhibit 99.1

Netlist Renews Stockholder Rights Agreement

IRVINE, Calif., April 17, 2019 — Netlist, Inc. (OTCQX: NLST) (“Netlist” or the “Company”), today announced that its Board of Directors has renewed the stockholder rights agreement (the “Rights Agreement”) it originally entered into in  April 2017.  The amendment to the Rights Agreement extends the term for an additional two year period that will expire in April 2021.  Other terms of the renewed Rights Agreement remain unchanged.

In general terms, the Rights restrict any person or group from acquiring beneficial ownership of 15% or more of the Company’s outstanding common stock (including, for these purposes, certain derivative securities), which may block or render more difficult a merger, tender offer or other business combination or takeover attempt of the Company without the support of the Netlist Board of Directors.

Pursuant to the Rights Agreement, one Right was distributed for each outstanding share of Netlist’s common stock held by stockholders of record as of the close of business on May 18, 2017 and for each share of Netlist’s common stock issued thereafter (subject to certain exceptions).  Each Right entitles the holder to purchase a unit (each, a “Unit”) consisting of a fraction of a share of the Company’s Series A preferred stock having economic and voting rights similar to one share of the Company’s common stock.  The Rights will become exercisable only if a person or group (subject to certain exceptions) acquires beneficial ownership of 15% or more of the Company’s common stock.  In that situation, each holder of a Right (other than the person or group triggering the exercise of the Rights) will be entitled to purchase, at the then-current exercise price, a number of Units (and, in certain circumstances, other consideration) having a value of twice the exercise price of the Right (a 50% discount).  Subject to adjustment as set forth in the Rights Agreement, the exercise price will continue to be $6.56 per Right.  Stockholders are not required to take any action as a result of the renewal of the Rights Agreement.  Until the Rights become exercisable, they will not be evidenced by separate certificates and will trade automatically with shares of the Company’s common stock.

Further information about the Rights Agreement and the renewal of its term can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2017, April 17, 2018 and April 17, 2019 and in the “Summary of Rights” contained in the “Investors” section of the Company’s website, www.netlist.com.

About Netlist
Netlist provides high-performance SSDs and modular memory subsystems to enterprise customers in diverse industries. Flagship products NVvault® and EXPRESSvault™ enable customers to accelerate data in their servers and storage and reliably protect enterprise-level cache, metadata and log data in the event of a system failure or power outage. HybriDIMM™, Netlist’s next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications, in-memory databases, high-performance computing and advanced data storage solutions. Netlist also manufactures and provides a line of specialty and legacy memory products to storage customers, appliance customers, system builders and cloud and datacenter customers. Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. To learn more, visit www.netlist.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements other than historical facts and often address future events or Netlist’s future performance.  All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks related to Netlist’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist’s product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships, including its relationship with Samsung Electronics Co., Ltd.; the competitive landscape of Netlist’s industry; and general economic, political and market conditions.  All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements.  These and other risks and uncertainties are described in Netlist’s annual report on Form 10-K for its most recently completed fiscal year filed on March 22, 2019, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports.  In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events.  These forward-looking statements represent Netlist’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

For more information, please contact:

The Plunkett Group
Mike Smargiassi/Sharon Oh
NLST@theplunkettgroup.com
(212) 739-6729